                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549


                                       FORM 8-K


                                    CURRENT REPORT


                        Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):              February 1, 1998




                                   Prime Retail, Inc.
                -----------------------------------------------------
                (Exact name of registrant as specified in its charter)



          Maryland                      0-23616                 52-1836258
----------------------------          -----------            ------------------
(State or other jurisdiction          (Commission              (IRS Employer
      of incorporation)               File Number)           Identification No.)



  100 East Pratt Street
  Nineteenth Floor, Baltimore, Maryland                              21202
---------------------------------------                            ---------
(Address of Principal Executive Offices)                           (Zip Code)


Registrant's telephone number, including area code                (410) 234-0782
                                                                  --------------

                                       No Change
            ------------------------------------------------------------
            (Former name or former address, if changed since last report)
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Item 5.   OTHER EVENTS.

On February 1, 1998, Prime Retail, Inc. ("Prime"), Prime Retail, L.P. ("Prime Partnership"), Horizon Group, Inc. ("Horizon"), Horizon/Glen Outlet Centers Limited Partnership ("Horizon Partnership") and certain subsidiaries of Horizon entered into an amended and restated agreement and plan of merger (the "Amended Merger Agreement") which amended the merger agreement dated as of November 12, 1997 previously entered into by Prime and Horizon. As a result of the transactions contemplated in the Amended Merger Agreement, Prime will acquire 22 of Horizon's existing 37 outlet centers. The remaining Horizon centers will be transferred to a new company ("Continuing Horizon") and the common stock of Continuing Horizon will be distributed to the post-merger shareholders and unitholders of Prime and Prime Partnership, respectively. Prime will also transfer two of its outlet centers to Continuing Horizon.

Under the terms of the Amended Merger Agreement, Prime will pay a fixed exchange ratio of 0.20 of a share of its 8.5% Series B Convertible Preferred Stock and 0.597 of a share of Common Stock for each share of Common Stock of Horizon. In addition, each Common Unit in Horizon Partnership will entitle the holder to receive 0.9193 of a Common Unit in Prime Partnership. Closing of the Amended Merger Agreement remains subject to certain customary closing conditions. Completion of the Transfer (defined below) is not a condition to such closing.

Also on February 1, 1998, Horizon agreed to transfer its interests in the lease of its Dole Cannery project, as well as its economic interest in its Lake Elsinore properties, to a joint venture with certain affiliates of Castle & Cooke Properties, Inc. ("C&C"), the current landlord of the Dole Cannery project (the "Transfer"). In connection with the Transfer, C&C will release Horizon from all post-closing obligations arising under the Dole Cannery lease. Horizon will hold a small minority interest in the joint venture but will have no obligation or commitment with respect to the operations of the Dole Cannery project following the closing. Closing of the Transfer remains subject to certain customary conditions. Consummation of Horizon's pending merger with Prime is not a condition to such closing.

Also on February 1, 1998, C&C Chairman and Chief Executive Officer David H. Murdock, and certain of his affiliates (other than C&C and its subsidiaries) entered into an agreement with Prime and Horizon to vote all of their shares of Horizon common stock in favor of the merger with Prime. Based on representations set forth in such agreement, Murdock and such affiliates owned 1,099,800, or approximately 4.6% of the outstanding shares of Horizon Common Stock as of January 30, 1998.


                                        2
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Item 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     (c)  Exhibits.

     Number         Description
     ------         -----------

     10(a) Amended and Restated Agreement and Plan of Merger among Prime Retail, Inc., Prime Retail, L.P., Horizon Group, Inc., Sky Merger Corp., Horizon Group Properties, Inc., Horizon Group Properties, L.P., and Horizon/Glen Outlet Centers Limited Partnership dated as of February 1, 1998.

     10(b) Agreement among Prime Retail, Inc., Horizon Group, Inc., Mr. David H. Murdock, Castle & Cooke Properties, Inc., and Pacific Holding Company dated as of February 1, 1998.






                                        3
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                                    SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              PRIME RETAIL, INC.
                              (Registrant)

Date: February 3, 1997
                              By:  /S/ ROBERT P. MULREANEY
                                  -------------------------------
                              Name:   Robert P. Mulreaney
                              Title:  Executive Vice President,
                                      Chief Financial Officer
                                      and Treasurer





                                        4
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                                  EXHIBIT INDEX





Number    Description
------    -----------

 10(a)    Amended and Restated Agreement and Plan of Merger among
          Prime Retail, Inc., Prime Retail, L.P., Horizon Group, Inc., Sky Merger Corp., Horizon Group Properties, Inc., Horizon Group Properties, L.P., and Horizon/Glen Outlet Centers Limited Partnership dated as of February 1, 1998.

 10(b)    Agreement among Prime Retail, Inc., Horizon Group, Inc.,
          Mr. David H. Murdock, Castle & Cooke Properties, Inc., and Pacific Holding Company dated as of February 1, 1998.